UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 4, 2020

PACIFIC ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)
400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2020, the Compensation Committee of the Board of Directors of Pacific Ethanol, Inc. (the “Company”) approved, and on August 7, 2020, the Company entered into, a Second Amended and Restated Employment Agreement with Michael D. Kandris (the “Agreement”). The agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

The Agreement provides for at-will employment as the Company’s Co-President and Co-Chief Executive Officer; provided that upon the resignation of Neil M. Koehler, Mr. Kandris will be the Company’s sole President and Chief Executive Officer. Mr. Kandris’s annual base salary is $489,000. Mr. Kandris is eligible to participate in the Company’s short-term incentive plan with a pay-out target of 70% of his base salary, to be paid based upon performance criteria set by the Compensation Committee of the Company’s board of directors.

Upon termination by the Company without cause or resignation by Mr. Kandris for good reason, Mr. Kandris is entitled to receive (i) severance equal to eighteen months of his base salary, (ii) 150% of his total target short-term incentive plan award, (iii) continued health insurance coverage for eighteen months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Kandris prior to Mr. Kandris’s termination which are unvested as of the date of termination.

However, if Mr. Kandris is terminated without cause or resigns for good reason in anticipation of or twenty-four months after a change in control, Mr. Kandris is entitled to (i) severance equal to thirty-six months of base salary, (ii) 300% of his total target short-term incentive plan award, (iii) continued health insurance coverage for thirty-six months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Kandris prior to Mr. Kandris’s termination that are unvested as of the date of termination.

If the Company terminates Mr. Kandris’s employment upon his disability, Mr. Kandris is entitled to severance equal to twelve months of base salary. In addition, the event of Mr. Kandris’s disability and if he or someone authorized to act on his behalf executes and delivers an agreed release agreement and allows the release to become effective, the Company agrees to accelerate the vesting of any equity awards granted to Mr. Kandris prior to the termination of his employment such that 100% of all shares or options subject to such awards which are unvested as of termination shall be accelerated and deemed fully vested as of the effectiveness of the release.

If Mr. Kandris dies, the Company agrees to accelerate the vesting of any equity awards granted to Mr. Kandris prior to his death such that 100% of all shares or options subject to such awards which are unvested as of his death will be accelerated and deemed fully vested.

The term “for good reason” is defined in the Agreement as (i) the assignment to Mr. Kandris of any duties or responsibilities that result in the material diminution of Mr. Kandris’s authority, duties or responsibility, (ii) a material reduction by the Company in Mr. Kandris’s annual base salary, except to the extent the base salaries of all of the Company’s other executive officers are accordingly reduced, (iii) a relocation of Mr. Kandris’s place of work, the Company’s principal executive offices if Mr. Kandris’s principal office is at these offices, to a location that increases Mr. Kandris’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by the Company of any material provision of the Agreement.

The term “cause” is defined in the Agreement as (i) Mr. Kandris’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Kandris’s participation in any fraud or other act of willful misconduct against the Company, (iii) Mr. Kandris’s refusal to comply with any of the Company’s lawful directives, (iv) Mr. Kandris’s material breach of his fiduciary, statutory, contractual, or common law duties to the Company, or (v) conduct by Mr. Kandris which, in the good faith and reasonable determination of the Company’s board of directors, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, the Company shall, within twenty days after the discovery of the event, provide written notice to Mr. Kandris describing the nature of the event and Mr. Kandris shall thereafter have ten business days to cure the event.

A “change in control” is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing a majority of the combined voting power of the Company, (ii) there is a merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of the Company’s assets are sold.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

	Number	Description
10.1	Second Amended and Restated Employment Agreement dated August 7, 2020 between Pacific Ethanol, Inc. and Michael D. Kandris

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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